As filed with the Securities and Exchange Commission on August 5, 2011

Registration No. 333-[        ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		36-2668272
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1166 Avenue of the Americas New York, New York 10036-2774 (212) 345-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

(Full Title of the Plan)

Luciana Fato, Esq.

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (212) 345-5000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, $1.00 par value	23,200,000	$29.35	$680,920,000	$79,054.82

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $1.00 per share (“Common Stock”) of Marsh & McLennan Companies, Inc. (the “Company” or the “Registrant”) issuable pursuant to the 2011 Incentive and Stock Award Plan (the “Plan”), and any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on August 1, 2011.
(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

The Company has filed this Registration Statement to register the offer and sale of 23,200,000 shares of its Common Stock pursuant to the Plan.

The Company determined to register a number of shares roughly equivalent to those authorized for issuance under the Plan. The shares of Common Stock authorized for issuance under the Plan consist of (i) shares of Common Stock which were previously authorized but unissued under the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan and the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan (the “Prior Plans”) and (ii) shares of Common Stock that may become available for issuance under the Plan because shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans are forfeited, canceled, exchanged or surrendered or outstanding awards terminate without a distribution of shares of Common Stock.

Shares of the Company’s Common Stock were previously registered on Form S-8 (File No. 333-41830) and Form S-8 (File No. 333-41832) pursuant to the Prior Plans, both filed on July 20, 2000. Contemporaneously with the filing of this Registration Statement, the Company is filing with the Commission (i) Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-41830) and (ii) Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-41832) which deregister any shares remaining under either of these registration statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Company hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2) The Company’s current reports on Form 8-K filed after the fiscal year ended December 31, 2010.

(3) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

(4) The Company’s Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	DESCRIPTION OF SECURITIES

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the shares of the Company’s Common Stock offered hereby has been passed upon by Luciana Fato, Vice President and Deputy General Counsel of the Company. Ms. Fato is eligible to receive awards under the Plan.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI of the Company’s by-laws provides for indemnification by the Company of its directors, officers and employees.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s restated certificate of incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Company. Such policies of insurance also provide coverage to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K dated July 17, 2008).*

3.2	Amended and Restated By-Laws of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K dated September 17, 2009).*

5.1	Opinion of Luciana Fato, Esq.

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2	Consent of Luciana Fato, Esq. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan.

*Incorporated herein by reference

Item 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August, 2011.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Brian Duperreault
	Name:	Brian Duperreault
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Luciana Fato and Katherine J. Brennan, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on the 5th day of August, 2011.

Signature	Title

/s/ Brian Duperreault Brian Duperreault	Director, President and Chief Executive Officer (principal executive officer)

/s/ Vanessa A. Wittman Vanessa A. Wittman	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Robert J. Rapport Robert J. Rapport	Senior Vice President & Controller (principal accounting officer)

/s/ Zachary W. Carter Zachary W. Carter	Director

/s/ Oscar Fanjul Oscar Fanjul	Director

/s/ H. Edward Hanway H. Edward Hanway	Director

Lord Lang of Monkton	Chairman of the Board

/s/ Steven A. Mills Steven A. Mills	Director

Signature	Title

/s/ Bruce P. Nolop Bruce P. Nolop	Director

/s/ Marc D. Oken Marc D. Oken	Director

/s/ Morton O. Schapiro Morton O. Schapiro	Director

/s/ Adele Simmons Adele Simmons	Director

Lloyd M. Yates	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K dated July 17, 2008).*

3.2	Amended and Restated By-Laws of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K dated September 17, 2009).*

5.1	Opinion of Luciana Fato, Esq.

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2	Consent of Luciana Fato, Esq. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan.

*	Incorporated herein by reference.